As filed with the Securities and Exchange Commission on May 20, 2004.


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported):
                                  May 20, 2004


                            Darden Restaurants, Inc.
             (Exact name of registrant as specified in its charter)


         Florida                       1-13666                    59-3305930
(State or other jurisdiction     (Commission file number)       (IRS employer
     of incorporation)                                       identification No.)



                 5900 Lake Ellenor Drive, Orlando, Florida 32809
                    (Address of principal executive offices)



               Registrant's telephone number,including area code:
                                 (407) 245-4000



                                 Not Applicable
          (Former name or former address, if changed since last report)

Item 5.           Other Events.
                  ------------

                  On May 20, 2004, the Company issued a news release entitled "Darden Restaurants Announces New Red Lobster Leadership," a copy of which is being filed herewith as Exhibit 99.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:  May 20, 2004              DARDEN RESTAURANTS, INC.



                                  By:      /s/ Paula J. Shives
                                          -------------------------
                                          Paula J. Shives
                                          Senior Vice President and
                                          General Counsel

                                INDEX TO EXHIBITS


Exhibit Number          Description of Exhibit


         99 Press Release dated May 20,2004, entitled "Darden Restaurants Announces New Red Lobster Leadership."

                                                                      EXHIBIT 99
DARDEN RESTAURANTS
Red Lobster(R)Olive Garden(R)Bahama Breeze(R)Smokey Bones(R)
         www.darden.com
                                                            NEWS/INFORMATION
                                                            Corporate Relations
                                                            P.O. Box 593330
                                                            Orlando, FL  32859
                                Contacts:
                                (Analysts) Matthew Stroud (407) 245-6458
                                (Media)    Jim DeSimone   (407) 245-4567
FOR RELEASE
May 20, 2004
10:00 AM ET

                          DARDEN RESTAURANTS ANNOUNCES
                           NEW RED LOBSTER LEADERSHIP

     ORLANDO, FL - Darden Restaurants, Inc., (NYSE: DRI) today reported that it has promoted Kim Lopdrup to President of Red Lobster and Senior Vice President of Darden from his position as Executive Vice President of Marketing for Red Lobster. In addition, the Company announced that Kelly Baltes, a regional Senior Vice President of Operations in Atlanta with Olive Garden, is being promoted to the position of Red Lobster Executive Vice President of Operations. Jane Diange, a regional Senior Vice President of Operations in Orlando, will assume the position of Red Lobster Senior Vice President of Human Resources. After 28 years of service to Red Lobster, Phil Robinson, Executive Vice President of Operations for Red Lobster, has announced his retirement. Robinson will remain with the company through September to ensure a smooth transition. All changes are effective May 31, 2004.
     "I am pleased to announce these well deserved promotions," said Joe R. Lee, Chairman and Chief Executive Officer of Darden Restaurants. "Kim is a proven, outstanding leader who has been in the restaurant industry since 1985. His dedication, knowledge and enthusiasm for our business are contagious. He is the right leader for Red Lobster as the company continues its progress towards a return to historical financial performance levels. Kelly Baltes and Jane Diange are outstanding operations leaders who have been successful throughout their restaurant careers. Phil Robinson has served Red Lobster admirably during his 28-year career. He will be greatly missed by all of us at Darden, and we wish him well as he begins a much deserved retirement."
     Kim Lopdrup, 46, joined Red Lobster in 2003. Previously, he worked for Burger King Corporation, where he served as Chief Operating Officer, North
America and for Allied Domecq Quick Service Restaurants, where he held increasingly senior positions in marketing and operations and led a highly successful turnaround of Allied's 3,500-unit International Division as its Chief Executive Officer. Prior to Allied Domecq, he was employed by Procter & Gamble.
     Kelly Baltes, 38, joined Olive Garden in 2001. He is a 19-year industry veteran who previously worked for Uno Restaurant Corporation for seven years where he was a Divisional Vice President of Operations and a Regional Director of Operations.
     Jane Diange, 48, joined Olive Garden in 1996 as Director of Employment. She held various human resources, staffing and leadership development positions before being promoted to her current role as Senior Vice President of Operations. Prior to joining Olive Garden, she worked for Host Marriott Services for nine years in various human resources positions.

                                     -MORE-

     Phil Robinson joined Red Lobster in 1976 as an Associate Manager. Throughout his 28-year career, he has held increasingly responsible positions in operations and human resources.
     "We have a tremendous opportunity at Red Lobster," said Lopdrup. "This is a great brand with a great team that is committed to providing an outstanding dining experience to every guest. We have made great progress recently at improving both guest satisfaction and operating efficiency. We have also strengthened our marketing discipline and hired a world-class marketing partner in The Richards Group. All of us at Red Lobster are focused on making further improvements in our operations, marketing and value position."
     Darden Restaurants, Inc., headquartered in Orlando, FL, owns and operates over 1,300 Red Lobster, Olive Garden, Bahama Breeze, Smokey Bones, and Seasons 52 restaurants with annual sales of over $4.7 billion.

Forward-looking statements in this news release, if any, are made under the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Certain important factors could cause results to differ materially from those anticipated by the forward-looking statements, including the impact of changing economic or business conditions, the impact of competition, the availability of favorable credit and trade terms, the impact of changes in the cost or availability of food and real estate, government regulation, construction costs, weather conditions and other factors discussed from time to time in reports filed by the Company with the Securities and Exchange Commission.

                                      -END-